UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2016

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25131	91-171810
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10900 N.E. 8th Street, Suite 800
Bellevue, Washington 98004
(Address of principal executive offices) (Zip Code)

(415) 201-6100
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On November 28, 2016, Cambridge Information Group I, LLC (“CIG”) entered into a pre-arranged stock trading plan for the sale of up to 750,000 shares of common stock of Blucora, Inc. (the “Company”) in accordance with the guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s Insider Trading Policy. CIG beneficially owns 2,022,652 shares, representing approximately 4.8% of the Company’s outstanding shares, and Andrew Snyder, one of the Company’s directors, serves as the Chief Executive Officer of its managing member, Cambridge Information Group, Inc.

CIG advised the Company that the reason for the sale is to diversify CIG's investments.

All sales of common stock under the trading plan will be disclosed publicly in accordance with applicable securities laws, rules and regulations through appropriate filings with the U.S. Securities and Exchange Commission.

In addition, the Company pre-cleared three donor advised funds established by Mr. Snyder and members of his family to sell up to an aggregate of 52,150 shares of the Company’s common stock. All proceeds from sales by the funds must be contributed to charitable organizations.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUCORA, INC.

Date: November 28, 2016	By:	/s/ Mark Finkelstein
Mark Finkelstein Chief Legal & Administrative Officer and Secretary